EXHIBIT 21







SUBSIDIARIES OF THE REGISTRANT

AS OF DECEMBER 31, 1994





												        PERCENTAGE

												        OF VOTING

					                   JURISDICTION       SECURITIES

NAME							         OF ORGANIZATION        OWNED



INTRUST Bank, National              National Banking Act
100%

Association



INTRUST Bank, El Dorado, National   National Banking Act
100%

Association



INTRUST Bank, Haysville, National   National Banking Act
100%

Association



INTRUST Bank, Johnson County,       National Banking Act
100%

National Association



INTRUST Bank, Valley Center         Kansas State Banking Code
100%



Will Rogers Bank                    Oklahoma State Banking Code
100%



The First Bank                      Oklahoma State Banking Code
100%



First Moore Insurance Agency, Inc.  Oklahoma Insurance Statutes
100%





Note:  As of February 11, 1995, INTRUST Bank, El Dorado,
National Association, INTRUST Bank, Haysville, National
Association, INTRUST Bank, Johnson County, National Association and INTRUST Bank, Valley Center no longer operate as separate subsidiaries of the Company, having merged into INTRUST Bank, National Association.